UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/29/2006

Brooke Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31698

KS	48-1009756
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, KS 66210
(Address of principal executive offices, including zip code)

913-661-0123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

The Office of Thrift Supervision of the United States Department of the Treasury issued an order dated December 29, 2006, approving the application of Brooke Corporation, Brooke Brokerage Corporation, a subsidiary of Brooke Corporation, and other applicants (collectively, "Brooke") to acquire control of Generations Bank, a federal stock savings bank, subject to Brooke's compliance with certain conditions. In addition to such approval by the Office of Thrift Supervision, the closing of the acquisition of all of the outstanding capital stock of Generations Bank from Kansas City Life Insurance Company pursuant to a Stock Purchase Agreement dated January 23, 2006 is subject to other closing conditions. Subject to such closing conditions, the closing is expected to occur in January 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brooke Corporation

Date: January 03, 2007	By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer